Exhibit 99.1

RenovoRx Announces $11.1 Million At Market Private Placement

●	Cash position now expected to fund current operating plan into 2026

●	Financing provides cash runway to advance the ongoing pivotal Phase III TIGeR-PaC trial through the second interim readout and towards completion of the trial

●	Financing also enables the expansion of RenovoRx’s TAMPTM (Trans-Arterial Micro-Perfusion) clinical development pipeline into additional cancer indications

LOS ALTOS, CA – April 8, 2024 – RenovoRx, Inc. (“RenovoRx” or the “Company”) (Nasdaq: RNXT), a clinical-stage biopharmaceutical company developing novel precision oncology therapies based on a local drug-delivery platform, today announced the execution of definitive subscription agreements with accredited investors for a private placement which is expected to result in gross proceeds of approximately $11.1 million to RenovoRx, before deducting offering expenses.

The proceeds from this financing, in addition to RenovoRx’s previously announced private placement on January 29, 2024 for gross proceeds of approximately $6.1 million, extend the Company’s cash runway into 2026. The financing allows RenovoRx to advance its lead program, the pivotal Phase III TIGeR-PaC clinical trial in locally advanced pancreatic cancer (LAPC), through the second interim readout and towards completion of the trial. The TIGeR-PaC study is an ongoing randomized multi-center study in LAPC using RenovoRx’s proprietary TAMP (Trans-Arterial Micro-Perfusion) therapy platform to evaluate its first product candidate, RenovoGem™, a novel oncology drug-device combination product. The study is comparing treatment with TAMP to the current standard of care (systemic intravenous chemotherapy). RenovoRx expects that the second interim analysis for this study will be triggered by the 52nd event in the trial, which is estimated to occur in late 2024.

Proceeds from the financing are also expected to enable the expansion of the TAMP clinical development pipeline into additional cancer indications.

The definite subscription agreements were executed based on the closing price of RenovoRx’s common stock on April 4, 2024, and the private placement is expected to close on April 11, 2024, subject to customary closing conditions. Newbridge Securities Corporation is acting as sole placement agent for the transaction.

Terms of the Private Placement

In connection with the private placement, the Company will issue 7,912,364 shares of common stock, five-year Series A Warrants to purchase an aggregate of up to 7,912,364 shares of common stock, and two-year Series B Warrants, to purchase an aggregate of up to 3,956,182 shares of common stock, with the Series A Warrants and Series B Warrants together constituting 150% warrant coverage. Investors will pay a purchase price of $1.4075 for each share and associated Series A Warrant and Series B Warrant, with such price being at the market for purposes of Nasdaq Stock Market rules. The Series A Warrants and Series B Warrants are each exercisable for $1.22 per share. The Series B Warrants are callable by the Company after 6 months if certain price and volume thresholds are achieved.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares and the shares underlying the Series A Warrants and Series B Warrants issuable in connection with the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About RenovoRx, Inc.

RenovoRx is a clinical-stage biopharmaceutical company developing proprietary targeted combination therapies for high unmet medical need with a goal to improve therapeutic outcomes for cancer patients undergoing treatment. RenovoRx’s patented Trans-Arterial Micro-Perfusion (TAMPTM) therapy platform is designed to ensure precise therapeutic delivery to directly target the tumor while potentially minimizing a therapy’s toxicities versus systemic intravenous therapy. RenovoRx’s novel and patented approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy. Our Phase III lead product candidate, RenovoGemTM, a novel oncology drug-device combination product, is being investigated under a U.S. investigational new drug application that is regulated by the FDA’s 21 CFR 312 pathway. RenovoGem is currently being evaluated for the treatment of locally advanced pancreatic cancer by the Center for Drug Evaluation and Research (the drug division of FDA.)

RenovoRx is committed to transforming the lives of patients by delivering innovative solutions to change the current paradigm of cancer care. RenovoGem is currently under investigation for TAMP therapeutic delivery of gemcitabine and has not been approved for commercial sale.

For more information, visit www.renovorx.com. Follow RenovoRx on Facebook, LinkedIn, and Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding (i) the anticipated closing and use of proceeds from the private placement described herein and (ii) our clinical trials and studies, including anticipated timing, statements regarding the potential of RenovoCath®, RenovoGem™ or TAMP™ or regarding our ongoing TIGeR-PaC Phase III clinical trial study in LAPC, and (iii) the potential for our product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases. Statements that are not purely historical are forward-looking statements. The forward-looking statements contained herein are based upon our current expectations and beliefs regarding future events, many of which, by their nature, are inherently uncertain, outside of our control and involve assumptions that may never materialize or may prove to be incorrect. These may include estimates, projections and statements relating to our research and development plans, clinical trials, therapy platform, business plans, financing plans, objectives and expected operating results, which are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that may cause actual results to differ materially and adversely from those expressed or implied by these forward-looking statements. These statements may be identified using words such as “will,” “may,” “expects,” “plans,” “aims,” “anticipates,” “believes,” “forecasts,” “estimates,” “intends,” and “potential,” or the negative of these terms or other comparable terminology regarding RenovoRx’s expectations strategy, plans or intentions, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, that could cause actual events to differ materially from those projected or indicated by such statements, including, among other things: (i) circumstances which would adversely impact our ability to efficiently utilize the net proceeds of the private placement described herein, (ii) the timing of the initiation, progress and potential results (including the results of interim analyses) of our preclinical studies, clinical trials and our research programs; (iii) the possibility that interim results may not be predictive of the outcome of our clinical trials, which may not demonstrate sufficient safety and efficacy to support regulatory approval of our product candidate, (iv) that the applicable regulatory authorities may disagree with our interpretation of the data; research and clinical development plans and timelines, and the regulatory process for our product candidates; (v) future potential regulatory milestones for our product candidates, including those related to current and planned clinical studies; (vi) our ability to use and expand our therapy platform to build a pipeline of product candidates; (vii) our ability to advance product candidates into, and successfully complete, clinical trials; (viii) the timing or likelihood of regulatory filings and approvals; (ix) our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; (x) the commercialization potential of our product candidates, if approved; (xi) our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; (xii) future strategic arrangements and/or collaborations and the potential benefits of such arrangements; (xiii) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; (xiv) the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; (xv) our ability to retain the continued service of our key personnel and to identify, and hire and retain additional qualified personnel; (xvi) the implementation of our strategic plans for our business and product candidates; (xvii) the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform, product candidates and research programs; (xviii) our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; (xix) the pricing, coverage and reimbursement of our product candidates, if approved; and (xx) developments relating to our competitors and our industry, including competing product candidates and therapies. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that we file from time to time with the Securities and Exchange Commission.

Forward-looking statements included herein are made as of the date hereof, and RenovoRx does not undertake any obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T:212-896-1254

renovorx@kcsa.com